POWER OF ATTORNEY
Effective as of the date hereof, each of Accel London II L.P. and Accel London Investors 2008 L.P. both Delaware limited partnerships, with their principal place of business at 428 University Avenue, Palo Alto, CA 94301, USA and acting by their manager, Accel London Management Limited (each an "Accel London Entity" and together the "Accel London Entities") hereby constitutes and appoints each of Tracy L. Sedlock and Richard H. Zamboldi as its true and lawful attorney-in-fact and agent (each an "Attorney-in-Fact"), in its name, place and stead to make, execute and perform all matters, documents and things pertaining to the Accel London Entities in connection with the initial public offering of shares (the "IPO") of Etsy, Inc., a company organized and existing under the law of the State of Delaware, USA (the "Company") hereby ratifying and confirming all that each Attorney-in-Fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and power granted herein.
Without limiting the generality of the foregoing, each Attorney-in-Fact shall have the power and authority:
1. to make, sign, acknowledge, verify and file on behalf of the Accel London Entities any lock up agreement, selling stockholder questionnaire, stockholder consent, stock custody agreement, irrevocable election to sell, power of attorney, underwriting agreement, information statement, stock power, certificate and such other documents, undertakings or reports as may be required by law or by the Company or otherwise in connection with the IPO or related matters thereto.
2. to prepare, execute and file on behalf of the Accel London Entities any and all reports, notices, communications and other documents (including , but not limited to, reports on Schedule 13D, Schedule 13G, Form 13-F, Form 3, Form 4 and Form 5) that the Accel London Entities may be required to file with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 as amended (together with the implementing regulations thereto) and the Securities Act of 1934, as amended (together with the implementing regulations thereto) with respect to the ownership of, or transactions in the securities of the Company by the Accel London Entities.
3. To take any other action of any type whatsoever in connection with the foregoing, which in the opinion of the Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by the Accel London Entities in connection with the IPO of the Company.
This Power of Attorney shall remain in full force and effect with respect to each Accel London Entity from the date hereof until revoked by each Accel London Entity in a signed writing delivered to each Attorney-in-Fact.

Date: March 30, 2015
Accel London II L.P.
By: Accel London Management Limited
Its Manager

/s/ Barry McClay
Barry McClay, Director

Accel London Investors 2008 L.P.
By: Accel London Management Limited
Its Manager

/s/ Barry McClay
Barry McClay, Director